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Exhibit 99.1


System Software Associates, Inc
Announces the Voting Results For Two Proposals Submitted to its Stockholders

CHICAGO--(BUSINESS WIRE)--Aug. 17, 1998--System Software Associates, Inc. (NASDAQ: SSAX - news) announced the results of the proxy vote reported during today's special meeting of stockholders. The Company's stockholders voted in favor of the proposal to amend the Certificate of Incorporation to effect a 1 for 4 reverse stock split and for the proposal to approve the adoption of a new Stock Option Plan.

About SSA

System Software Associates is a worldwide ERP software and services provider with fiscal year 1998 revenue of $421 million. SSA's principal product, eBPCS, serves as a flexible core system that easily integrates third-party software. SSA is solidly entrenched in the industrial sector, providing best-of-industry solutions to the pharmaceutical, consumer packaged goods, automotive supply, chemicals, electronics, food and beverage, and general manufacturing industries. For more information, visit SSA's Web site at www.ssaportfolio.com.

Safe Harbor Provision

The statements contained in this release regarding SSA's future operating results and performance and business prospects are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "expect," "outlook" and similar expressions, as they relate to SSA or its management, have been used to identify such forward-looking statements. These statements reflect SSA's current beliefs and specific assumptions with respect to future business decisions and are based on information currently available to SSA. Accordingly, the statements are subject to significant risks, uncertainties and contingencies that could cause SSA's actual operating results, performance or business prospects to differ from those expressed in, or implied by, these statements.

___________________
Contact:

        System Software Associates
        William N. Stuek, 312/258-6000
        Facsimile:  312/474-7500